EXHIBIT 99.1

PRESS RELEASE
For Immediate Release

Las Vegas Sands Reports
Third Quarter 2023 Results
For the quarter ended September 30, 2023

•Recovery in Travel and Tourism Spending in both Macao and Singapore Progressed During the Quarter

•Net Revenue of $2.80 billion and Net Income of $449 million

•Consolidated Adjusted Property EBITDA Reached $1.12 billion

•Macao Adjusted Property EBITDA of $631 million

•Marina Bay Sands Adjusted Property EBITDA of $491 million

•$2.0 billion Stock Repurchase Authorization Through November 3, 2025

LAS VEGAS, October 18, 2023 - Las Vegas Sands Corp. (NYSE: LVS), the world’s leading developer and operator of convention-based Integrated Resorts, today reported financial results for the quarter ended September 30, 2023.

“We were pleased to see the recovery in travel and tourism spending in both Macao and Singapore progress during the quarter. We remain deeply enthusiastic about our opportunities for growth in both markets in the years ahead,” said Robert G. Goldstein, chairman and chief executive officer.

“In Macao, we were pleased to see the recovery in both gaming and non-gaming segments progress during the quarter. We remain enthusiastic about the opportunity to continue our investments to enhance Macao’s tourism appeal to travelers from throughout the region, including to foreign visitors to Macao. Our decades-long commitment to making investments that enhance the business and leisure tourism appeal of Macao and support its development as a world center of business and leisure tourism positions us exceedingly well to deliver strong growth as the recovery in travel and tourism spending proceeds.

“In Singapore, Marina Bay Sands again delivered outstanding levels of financial and operating performance. Our new suite product and elevated service offerings position us to deliver future growth as airlift capacity continues to improve and the recovery in travel and tourism spending from China and the wider region continues.

“Our commitment to making industry-leading investments in our team members, our communities and our Integrated Resort property portfolio positions us exceptionally well to deliver strong growth in the years ahead. Our financial strength supports our ongoing investment and capital expenditure programs in both Macao and Singapore, our pursuit of growth opportunities in new markets, and the return of capital to stockholders.

“After reinstating our dividend last quarter, I am pleased to announce that our board of directors has authorized $2.0 billion of share repurchases under our stock repurchase program through 2025. We look forward to utilizing our share repurchase program to return excess capital to stockholders.”

Net revenue was $2.80 billion, compared to $1.01 billion in the prior year quarter. Operating income was $688 million, compared to an operating loss of $177 million in the prior year quarter. Net income from continuing operations in the third quarter of 2023 was $449 million, compared to a net loss from continuing operations of $380 million in the third quarter of 2022.

Consolidated adjusted property EBITDA was $1.12 billion, compared to $191 million in the prior year quarter.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL increased to $1.78 billion, compared to $251 million in the third quarter of 2022. Net income for SCL was $231 million, compared to a net loss of $472 million in the third quarter of 2022.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $200 million for the third quarter of 2023, compared to $183 million in the prior year quarter. Our weighted average borrowing cost in the third quarter of 2023 was 5.4% compared to 4.8% during the third quarter of 2022. This increase in expense was offset by an increase in interest income of $41 million to $79 million for the third quarter of 2023.

Our effective income tax rate for the third quarter of 2023 was 21.4%, compared to 18.8% in the prior year quarter. The income tax rate for the third quarter of 2023 was primarily driven by a 17% statutory rate on our Singapore operations.

Stockholder Returns
The company paid a quarterly dividend of $0.20 per common share during the quarter. The company announced its next quarterly dividend of $0.20 per common share will be paid on November 15, 2023, to Las Vegas Sands stockholders of record on November 7, 2023. Additionally, on October 16, 2023, the company’s Board of Directors authorized increasing the amount of its outstanding common stock authorized to be repurchased from $916 million to $2.0 billion and extending the expiration date of this authorization to November 3, 2025. The company intends to resume its share repurchase program in the fourth quarter of 2023. The timing and actual number of shares to be repurchased in the future will depend on a variety of factors, including the company’s financial position, earnings, legal requirements, other investment opportunities and market conditions.

Balance Sheet Items
Unrestricted cash balances as of September 30, 2023 were $5.57 billion.

The company has access to $4.17 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit.

As of September 30, 2023, total debt outstanding, excluding finance leases and financed purchases, was $14.17 billion.

Capital Expenditures
Capital expenditures during the third quarter totaled $330 million, including construction, development and maintenance activities of $141 million at Marina Bay Sands, $44 million in Macao and $145 million in corporate, development and other.

###

Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, October 18, 2023 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Sands (NYSE: LVS)
Sands is the world’s preeminent developer and operator of world-class Integrated Resorts.

Our iconic properties drive valuable leisure and business tourism and deliver significant economic benefits, sustained job creation, financial opportunities for local businesses and community investment to help make our host regions ideal places to live, work and visit.

Sands’ portfolio of properties includes Marina Bay Sands in Singapore and The Venetian Macao, The Plaza and Four Seasons Hotel Macao, The Londoner Macao, The Parisian Macao and Sands Macao in Macao SAR, China, through majority ownership in Sands China Ltd.

Sands is dedicated to being a leader in corporate responsibility, anchored by our core tenets of serving people, planet and communities. Our ESG leadership has led to inclusion on the Dow Jones Sustainability Indices for World and North America. To learn more, visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions included in this press release, the words “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends” and similar expressions, as they relate to our company or management, are intended to identify forward-looking statements. Although we believe these forward-looking statements are reasonable, we cannot assure you any forward-looking statements will prove to be correct. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to: risks relating to our gaming license in Singapore and concession in Macao and amendments to Macao's gaming laws; general economic conditions; uncertainty about the pace of recovery of travel and tourism in Asia from the impacts of the COVID-19 pandemic; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics, or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities, or attempt to expand our business in new markets and new ventures, execute our capital expenditure programs at our existing properties and produce future returns; government regulation; the extent to which the laws and regulations of mainland China become applicable to our operations in Macao and Hong Kong; the possibility that economic, political and legal developments in Macao adversely affect our Macao operations, or that there is a change in the manner in which regulatory oversight is conducted in Macao; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; fluctuations in currency exchange rates and interest rates; our ability to collect gaming receivables; win rates for our gaming operations; risk of fraud and cheating; competition; tax law changes; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; the collectability of our outstanding loan receivable; limitations on the transfers of cash to and from our subsidiaries; limitations of the pataca exchange markets; restrictions on the export of the renminbi; our ability to continue to have our securities traded in the U.S. securities market; and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such statements and information.

Contacts:

Investment Community:
Daniel Briggs
daniel.briggs@sands.com

Media:
Ron Reese
ron.reese@sands.com

Las Vegas Sands Corp.
Third Quarter 2023 Results
Non-GAAP Measures

Within the company’s third quarter 2023 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income (loss),” “adjusted earnings (loss) per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures along with “adjusted property EBITDA margin,” “hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA margin,” “hold-normalized adjusted net income (loss),” and “hold-normalized adjusted earnings (loss) per diluted share.” The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income (loss), which is a non-GAAP financial measure, is net income (loss) attributable to Las Vegas Sands excluding certain nonrecurring corporate expenses, pre-opening expense, development expense, gain or loss on disposal or impairment of assets, loss on modification or early retirement of debt, other income or expense and income (loss) from discontinued operations, net of income tax. Adjusted net income (loss) and adjusted earnings

(loss) per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income (loss) from continuing operations before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income (loss) from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal payments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Hold-normalized adjusted property EBITDA, a supplemental non-GAAP financial measure, that, in addition to the aforementioned reasons for the presentation of consolidated adjusted property EBITDA, is presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period. Hold-normalized adjusted property EBITDA is based on applying a Rolling Chip win percentage of 3.30% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 3.15% to 3.45% for our Macao and Singapore properties. We do not present adjustments for Non-Rolling Chip drop for our table games play or for slots at our Macao and Singapore properties. Hold-normalized adjusted property EBITDA is also adjusted for the estimated gaming taxes, commissions paid, bad debt expense, discounts and other incentives that would have been incurred when applying the win percentages noted above to the respective gaming volumes. The hold-normalized adjusted property EBITDA measure presents a consistent measure for evaluating the operating performance of our properties from period to period.

Hold-normalized adjusted net income (loss) and hold-normalized adjusted earnings (loss) per diluted share are additional supplemental non-GAAP financial measures that, in addition to the aforementioned reasons for the presentation of adjusted net income (loss) and adjusted earnings (loss) per diluted share, are presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period.

The company may also present the above items on a constant currency basis. This information is a non-GAAP financial measure that is calculated by translating current quarter local currency amounts to U.S. dollars based on prior period exchange rates. These amounts are compared to the prior period to derive non-GAAP constant-currency growth/decline. Management considers non-GAAP constant-currency growth/decline to be a useful metric to investors and management as it allows a more direct comparison of current performance to historical performance.

The company also makes reference to adjusted property EBITDA margin and hold-normalized adjusted property EBITDA margin, which are calculated using the aforementioned non-GAAP financial measures.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues:
Casino	$2,008	$637	$5,411	$1,973
Rooms	342	123	881	315
Food and beverage	156	82	423	198
Mall	201	119	535	416
Convention, retail and other	88	44	207	91
Net revenues	2,795	1,005	7,457	2,993
Operating expenses:
Resort operations	1,679	823	4,595	2,503
Corporate	49	53	166	167
Pre-opening	3	4	13	11
Development	44	26	140	108
Depreciation and amortization	313	260	875	780
Amortization of leasehold interests in land	15	14	43	42
Loss on disposal or impairment of assets	4	2	22	8
	2,107	1,182	5,854	3,619
Operating income (loss)	688	(177)	1,603	(626)
Other income (expense):
Interest income	79	38	225	56
Interest expense, net of amounts capitalized	(200)	(183)	(628)	(501)
Other income (expense)	4	2	(17)	(29)
Income (loss) from continuing operations before income taxes	571	(320)	1,183	(1,100)
Income tax expense	(122)	(60)	(221)	(172)
Net income (loss) from continuing operations	449	(380)	962	(1,272)
Discontinued operations:
Income from operations of discontinued operations, net of tax	—	—	—	46
Gain on disposal of discontinued operations, net of tax	—	—	—	2,861
Adjustment to gain on disposal of discontinued operations, net of tax	—	(1)	—	(4)
Income (loss) from discontinued operations, net of tax	—	(1)	—	2,903
Net income (loss)	449	(381)	962	1,631
Net (income) loss attributable to noncontrolling interests	(69)	142	(123)	370
Net income (loss) attributable to Las Vegas Sands Corp.	$380	$(239)	$839	$2,001

Earnings (loss) per share — basic:
Net income (loss) from continuing operations	$0.50	$(0.31)	$1.10	$(1.18)
Net income from discontinued operations, net of tax	—	—	—	3.80
Net income (loss) per common share	$0.50	$(0.31)	$1.10	$2.62

Earnings (loss) per share — diluted:
Net income (loss) from continuing operations	$0.50	$(0.31)	$1.09	$(1.18)
Net income from discontinued operations, net of tax	—	—	—	3.80
Net income (loss) per common share	$0.50	$(0.31)	$1.09	$2.62

Weighted average shares outstanding:
Basic	764	764	764	764
Diluted	766	764	767	764

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net Revenues
The Venetian Macao	$723	$104	$1,934	$481
The Londoner Macao	518	57	1,203	257
The Parisian Macao	244	21	657	137
The Plaza Macao and Four Seasons Macao	192	57	587	238
Sands Macao	83	11	241	48
Ferry Operations and Other	29	8	74	22
Macao Operations	1,789	258	4,696	1,183

Marina Bay Sands	1,015	756	2,788	1,834
Intercompany Royalties	61	28	164	78
Intersegment Eliminations (1)	(70)	(37)	(191)	(102)
	$2,795	$1,005	$7,457	$2,993

Adjusted Property EBITDA
The Venetian Macao	$290	$(37)	$752	$(39)
The Londoner Macao	167	(60)	326	(147)
The Parisian Macao	81	(37)	201	(77)
The Plaza Macao and Four Seasons Macao	71	6	237	55
Sands Macao	17	(22)	42	(61)
Ferry Operations and Other	5	(2)	12	(4)
Macao Operations	631	(152)	1,570	(273)

Marina Bay Sands	491	343	1,317	783
	$1,122	$191	$2,887	$510

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	40.1%		38.9%
The Londoner Macao	32.2%		27.1%
The Parisian Macao	33.2%		30.6%
The Plaza Macao and Four Seasons Macao	37.0%	10.5%	40.4%	23.1%
Sands Macao	20.5%		17.4%
Ferry Operations and Other	17.2%		16.2%
Macao Operations	35.3%		33.4%

Marina Bay Sands	48.4%	45.4%	47.2%	42.7%

Total	40.1%	19.0%	38.7%	17.0%
____________________

Note:
The sale of the Las Vegas Operating Properties closed on February 23, 2022. The information for the nine months ended September 30, 2022, excludes the results of the Las Vegas Operating Properties, as they were classified as a discontinued operation.

(1)	Intersegment eliminations include royalties and other intercompany services.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income (Loss) from Continuing Operations to Consolidated Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income (loss) from continuing operations	$449	$(380)	$962	$(1,272)
Add (deduct):
Income tax expense	122	60	221	172
Other (income) expense	(4)	(2)	17	29
Interest expense, net of amounts capitalized	200	183	628	501
Interest income	(79)	(38)	(225)	(56)
Loss on disposal or impairment of assets	4	2	22	8
Amortization of leasehold interests in land	15	14	43	42
Depreciation and amortization	313	260	875	780
Development expense	44	26	140	108
Pre-opening expense	3	4	13	11
Stock-based compensation (1)	6	9	25	20
Corporate expense	49	53	166	167
Consolidated Adjusted Property EBITDA	$1,122	$191	$2,887	$510

Hold-normalized casino revenue adjustment (2)	(69)	(21)
Hold-normalized casino expense adjustment (2)	20	6
Consolidated Hold-Normalized Adjusted Property EBITDA	$1,073	$176
____________________

Note:
The sale of the Las Vegas Operating Properties closed on February 23, 2022. The information for the nine months ended September 30, 2022, excludes the results of the Las Vegas Operating Properties, as they were classified as a discontinued operation.

(1)
During the three months ended September 30, 2023 and 2022, the company recorded stock-based compensation expense of $16 million and $18 million, respectively, of which $10 million and $9 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations. During the nine months ended September 30, 2023 and 2022, the company recorded stock-based compensation expense of $58 million and $47 million, respectively, of which $33 million and $27 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

(2)	See Exhibit 4.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended September 30, 2023

	Adjusted Property EBITDA	Hold-Normalized Casino Revenue Adjustment (1)	Hold-Normalized Casino Expense Adjustment (2)	Hold-Normalized Adjusted Property EBITDA
Macao Operations	$631	$(25)	$10	$616
Marina Bay Sands	491	(44)	10	457
	$1,122	$(69)	$20	$1,073

	Three Months Ended September 30, 2022

	Adjusted Property EBITDA	Hold-Normalized Casino Revenue Adjustment (1)	Hold-Normalized Casino Expense Adjustment (2)	Hold-Normalized Adjusted Property EBITDA
Macao Operations	$(152)	$(10)	$4	$(158)
Marina Bay Sands	343	(11)	2	334
	$191	$(21)	$6	$176
____________________

(1)	This adjustment represents the estimated incremental casino revenue related to Rolling Chip volume play that would have been earned or lost had the company’s current period win percentage equaled 3.30%. This calculation will only be applied if the current period win percentage is outside the expected range of 3.15% to 3.45%.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.
(2)	This adjustment represents the estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income (Loss) Attributable to LVS to Adjusted Net Income (Loss) and Hold-Normalized Adjusted Net Income (Loss):
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income (loss) attributable to LVS	$380	$(239)	$839	$2,001

Pre-opening expense	3	4	13	11
Development expense	44	26	140	108
Loss on disposal or impairment of assets	4	2	22	8
Other (income) expense	(4)	(2)	17	29
(Income) loss from discontinued operations, net of tax	—	1	—	(2,903)
Income tax impact on net income adjustments (1)	(10)	—	(29)	(19)
Noncontrolling interest impact on net income adjustments	1	—	(13)	(11)
Adjusted net income (loss) from continuing operations attributable to LVS	$418	$(208)	$989	$(776)

Hold-normalized casino revenue adjustment (2)	(69)	(21)
Hold-normalized casino expense adjustment (2)	20	6
Income tax impact on hold adjustments (1)	6	2
Noncontrolling interest impact on hold adjustments	5	2
Hold-normalized adjusted net income (loss) from continuing operations attributable to LVS	$380	$(219)

The following is a reconciliation of Income (Loss) per Diluted Share to Adjusted Earnings (Loss) per Diluted Share and Hold-Normalized Adjusted Earnings (Loss) per Diluted Share:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Per diluted share of common stock:
Net income (loss) attributable to LVS	$0.50	$(0.31)	$1.09	$2.62

Pre-opening expense	—	0.01	0.02	0.01
Development expense	0.06	0.03	0.18	0.14
Loss on disposal or impairment of assets	0.01	—	0.03	0.01
Other (income) expense	(0.01)	—	0.02	0.04
Income from discontinued operations, net of tax	—	—	—	(3.80)
Income tax impact on net income adjustments	(0.01)	—	(0.03)	(0.03)
Noncontrolling interest impact on net income adjustments	—	—	(0.02)	(0.01)
Adjusted earnings (loss) per diluted share from continuing operations	$0.55	$(0.27)	$1.29	$(1.02)

Hold-normalized casino revenue adjustment	(0.09)	(0.03)
Hold-normalized casino expense adjustment	0.02	0.01
Income tax impact on hold adjustments	0.01	—
Noncontrolling interest impact on hold adjustments	0.01	—
Hold-normalized adjusted earnings (loss) per diluted share from continuing operations	$0.50	$(0.29)

Weighted average diluted shares outstanding	766	764	767	764
____________________

(1)	The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.
(2)	See Exhibit 4.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Casino Statistics:
The Venetian Macao:
Table games win per unit per day (1)	$9,684	$1,463	$9,122	$2,170
Slot machine win per unit per day (2)	$437	$55	$422	$86
Average number of table games	695	623	666	625
Average number of slot machines	1,418	1,460	1,391	1,404

The Londoner Macao:
Table games win per unit per day (1)	$9,377	$872	$7,445	$1,451
Slot machine win per unit per day (2)	$505	$38	$444	$50
Average number of table games	487	472	483	473
Average number of slot machines	1,285	1,405	1,175	1,368

The Parisian Macao:
Table games win per unit per day (1)	$7,753	$509	$7,135	$1,377
Slot machine win per unit per day (2)	$328	$16	$308	$29
Average number of table games	269	267	269	269
Average number of slot machines	891	1,132	893	1,108

The Plaza Macao and Four Seasons Macao:
Table games win per unit per day (1)	$21,989	$3,143	$19,239	$4,351
Slot machine win per unit per day (2)	$(69)	$87	$239	$40
Average number of table games	84	142	99	142
Average number of slot machines	28	89	76	147

Sands Macao:
Table games win per unit per day (1)	$6,536	$677	$5,494	$995
Slot machine win per unit per day (2)	$309	$41	$260	$52
Average number of table games	119	152	137	154
Average number of slot machines	544	757	629	720

Marina Bay Sands:
Table games win per unit per day (1)	$13,722	$9,871	$12,348	$7,854
Slot machine win per unit per day (2)	$845	$725	$879	$711
Average number of table games	519	519	518	521
Average number of slot machines	2,933	2,854	2,918	2,596
____________________

Note:	The 2022 casino statistics exclude slot machines not in operation due to social distancing measures.
(1)	Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(2)	Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	September 30,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$575	$60	$515
Rooms	55	10	45
Food and Beverage	17	3	14
Mall	58	27	31
Convention, Retail and Other	18	4	14
Net Revenues	$723	$104	$619

Adjusted Property EBITDA	$290	$(37)	$327
EBITDA Margin %	40.1%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$953	$115	$838
Rolling Chip Win %(1)	6.00%	1.70%	4.30	pts

Non-Rolling Chip Drop	$2,313	$292	$2,021
Non-Rolling Chip Win %	24.3%	24.3%	—	pts

Slot Handle	$1,319	$158	$1,161
Slot Hold %	4.3%	4.0%	0.3	pts

Hotel Statistics

Occupancy %	98.0%	36.7%	61.3	pts
Average Daily Rate (ADR)	$212	$135	$77
Revenue per Available Room (RevPAR)	$207	$50	$157
____________________

Note:
Due to social distancing measures and travel restrictions, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2022. Rooms utilized to house team members due to travel restrictions during 2022 were excluded from the calculation of hotel statistics above.

(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Londoner Macao	September 30,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$371	$24	$347
Rooms	97	10	87
Food and Beverage	25	4	21
Mall	17	9	8
Convention, Retail and Other	8	10	(2)
Net Revenues	$518	$57	$461

Adjusted Property EBITDA	$167	$(60)	$227
EBITDA Margin %	32.2%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,561	$179	$1,382
Rolling Chip Win %(1)	3.93%	5.27%	(1.34)	pts

Non-Rolling Chip Drop	$1,737	$116	$1,621
Non-Rolling Chip Win %	20.7%	20.2%	0.5	pts

Slot Handle	$1,498	$104	$1,394
Slot Hold %	4.0%	4.0%	—	pts

Hotel Statistics

Occupancy %	95.3%	23.2%	72.1	pts
Average Daily Rate (ADR)	$190	$159	$31
Revenue per Available Room (RevPAR)	$181	$37	$144
____________________

Note:
Due to social distancing measures and travel restrictions, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2022. Rooms utilized for government quarantine purposes and to house team members due to travel restrictions during 2022 were excluded from the calculation of hotel statistics above.

(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	September 30,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$181	$8	$173
Rooms	37	5	32
Food and Beverage	15	1	14
Mall	7	5	2
Convention, Retail and Other	4	2	2
Net Revenues	$244	$21	$223

Adjusted Property EBITDA	$81	$(37)	$118
EBITDA Margin %	33.2%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$277	$26	$251
Rolling Chip Win %(1)	6.76%	(14.10)%	20.86	pts

Non-Rolling Chip Drop	$789	$60	$729
Non-Rolling Chip Win %	22.0%	24.1%	(2.1)	pts

Slot Handle	$670	$34	$636
Slot Hold %	4.0%	4.4%	(0.4)	pts

Hotel Statistics

Occupancy %	97.0%	37.1%	59.9	pts
Average Daily Rate (ADR)	$165	$98	$67
Revenue per Available Room (RevPAR)	$160	$36	$124
____________________

Note:
Due to social distancing measures and travel restrictions, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2022. Rooms utilized for government quarantine purposes and to house team members due to travel restrictions during 2022 were excluded from the calculation of hotel statistics above.

(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Macao	September 30,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$108	$27	$81
Rooms	24	5	19
Food and Beverage	7	2	5
Mall	50	23	27
Convention, Retail and Other	3	—	3
Net Revenues	$192	$57	$135

Adjusted Property EBITDA	$71	$6	$65
EBITDA Margin %	37.0%	10.5%	26.5	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$2,068	$212	$1,856
Rolling Chip Win %(1)	2.28%	9.37%	(7.09)	pts

Non-Rolling Chip Drop	$570	$90	$480
Non-Rolling Chip Win %	21.5%	17.6%	3.9	pts

Slot Handle	$10	$4	$6
Slot Hold %	(1.7)%	14.4%	(16.1)	pts

Hotel Statistics

Occupancy %	86.4%	19.8%	66.6	pts
Average Daily Rate (ADR)	$472	$453	$19
Revenue per Available Room (RevPAR)	$408	$90	$318
____________________

Note:
Due to social distancing measures and travel restrictions, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2022. Rooms utilized to house team members due to travel restrictions during 2022 were excluded from the calculation of hotel statistics above.

(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	September 30,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$75	$8	$67
Rooms	4	1	3
Food and Beverage	3	1	2
Mall	1	1	—
Net Revenues	$83	$11	$72

Adjusted Property EBITDA	$17	$(22)	$39
EBITDA Margin %	20.5%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$14	$16	$(2)
Rolling Chip Win %(1)	13.84%	2.98%	10.86	pts

Non-Rolling Chip Drop	$414	$47	$367
Non-Rolling Chip Win %	16.8%	16.5%	0.3	pts

Slot Handle	$473	$72	$401
Slot Hold %	3.3%	3.4%	(0.1)	pts

Hotel Statistics

Occupancy %	98.7%	43.8%	54.9	pts
Average Daily Rate (ADR)	$173	$157	$16
Revenue per Available Room (RevPAR)	$171	$69	$102
____________________

Note:
Due to social distancing measures and travel restrictions, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2022. Rooms utilized to house team members due to travel and quarantine restrictions during 2022 were excluded from the calculation of hotel statistics above.

(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	September 30,
(Dollars in millions)	2023	2022	Change
Revenues:
Casino	$698	$510	$188
Rooms	125	92	33
Food and Beverage	89	71	18
Mall	68	55	13
Convention, Retail and Other	35	28	7
Net Revenues	$1,015	$756	$259

Adjusted Property EBITDA	$491	$343	$148
EBITDA Margin %	48.4%	45.4%	3.0	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$8,149	$6,837	$1,312
Rolling Chip Win %(1)	3.85%	3.47%	0.38	pts

Non-Rolling Chip Drop	$1,936	$1,258	$678
Non-Rolling Chip Win %	17.6%	18.6%	(1.0)	pts

Slot Handle	$6,364	$4,424	$1,940
Slot Hold %	3.6%	4.3%	(0.7)	pts

Hotel Statistics(2)

Occupancy %	96.3%	96.0%	0.3	pts
Average Daily Rate (ADR)	$681	$515	$166
Revenue per Available Room (RevPAR)	$656	$494	$162
____________________

(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).
(2)	During the three months ended September 30, 2023 and 2022, approximately 2,200 and 2,100 rooms, respectively, were available for occupancy.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For the Three Months Ended September 30, 2023					TTM September 30, 2023
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$58	$53	91.4%	818,773	80.0%	$1,743

Shoppes at Four Seasons
Luxury Retail	34	32	94.1%	129,932	100.0%	8,422
Other Stores	16	14	87.5%	119,371	84.7%	3,703
	50	46	92.0%	249,303	92.7%	6,714

Shoppes at Londoner	17	13	76.5%	611,192	54.2%	1,701

Shoppes at Parisian	7	6	85.7%	296,352	66.1%	641

Total Cotai Strip in Macao	132	118	89.4%	1,975,620	71.5%	2,415

The Shoppes at Marina Bay Sands	68	60	88.2%	616,699	99.5%	2,998

Total	$200	$178	89.0%	2,592,319	78.2%	$2,607
____________________

Note:	This table excludes the results of our retail outlets at Sands Macao.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.